Exhibit 4.24

EXECUTION COPY

SECURITY HOLDERS AGREEMENT

SECURITY HOLDERS AGREEMENT, dated as of December 6, 2007 (the “Agreement”), by and among Penthouse Media Group Inc., a Nevada corporation (the “Company”), the holders of the Warrants to purchase Common Stock of the Company (the “Warrants”) listed on Exhibit A and Exhibit B hereto (collectively with their Permitted Transferees, the “Warrant Holders”), and certain of the remaining holders of any capital stock of the Company, all of whom hold common stock of the Company (the “Common Stock”) listed on Exhibit C hereto (collectively with their Permitted Transferees, the “Other Equity Holders”).  The parties hereto (other than the Company) and any other Person who shall hereafter become a party to this Agreement are sometimes hereafter referred to, individually, as a “Security Holder” and, collectively, as the “Security Holders.”  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in ARTICLE V.

RECITALS

WHEREAS, the holders listed in Schedule I hereto (collectively with their Permitted Transferees, the “First Lien Note Holders”), U.S. Bank National Association, as administrative agent and collateral agent, Interactive Network, Inc, a Nevada corporation and wholly-owned subsidiary of the Company (“Interactive”), the Company and the subsidiaries of the Company and of Interactive entered into that certain Securities Purchase Agreement (the “First Lien Notes Purchase Agreement”) for the sale and purchase of Interactive’s Senior Secured Notes due 2011 (the “First Lien Notes”) and a portion of the Warrants; and

WHEREAS, the holders listed in Schedule II hereto (collectively with their Permitted Transferees, the “Sellers’ Secured Note Holders”), U.S. Bank National Association, as administrative agent and collateral agent, Interactive, the Company and the subsidiaries of the Company and Interactive entered into that certain Sellers’ Securities Agreement (the “Sellers’ Securities Agreement”) for the sale and purchase of Interactive’s Subordinated Secured Notes due 2011 (the “Sellers’ Secured Notes”) and the balance of the Warrants; and

WHEREAS, the Security Holders own or may be issued or acquire shares of Common Stock, Warrants or other equity securities of the Company (such Common Stock and Warrants, together with any other equity securities of the Company being referred to herein as the “Company Stock”) from time to time in the discretion of the Board;

WHEREAS, in connection with the First Lien Notes Purchase Agreement and the Sellers’ Securities Agreement, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of Company Stock that the parties hereto own or may hereafter acquire, and to provide for the voting of shares of Company Stock on the terms and conditions as set forth below;

NOW, THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows:

ARTICLE I
VOTING

1.1

Shares Governed.  Each Security Holder agrees to hold all shares of Company Stock now owned or hereinafter acquired by it registered in its name or beneficially owned by it subject to, and to vote the shares of Company Stock in accordance with, the provisions of this Agreement.

1.2

Board Composition.  During the term of this Agreement, if each of the Required Holders of the First Lien Notes and Required Holders of the Sellers’ Secured Notes designate their respective Board Designee (as defined in each of the First Lien Note Holders Purchase Agreement and Sellers’ Securities Agreement), in any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Security Holder agrees to vote all shares of Company Stock by him, her or it in such manner as may be necessary to elect (and maintain in office) such Board Designee as a member of the Board (and every committee thereof).  The parties hereto agree that (i) the Board will meet at least one (1) time per quarter, (ii) if the Board Designee has been elected to the Board, he or she will be entitled to receive copies of all materials distributed at all meetings of the Board (and every committee thereof) and (iii) if the Board Observer (as defined in the First Lien Notes Purchase Agreement and Sellers’ Securities Agreement) has also been designated, he or she will be entitled to receive copies of all materials distributed at all meetings of the Board (and every committee thereof).

1.3

Other Rights.  Except as provided by this Agreement, or any other agreement entered into in connection with the First Lien Notes Purchase Agreement, each Security Holder shall exercise the full rights of a stockholder of the Company with respect to its shares of Company Stock.

ARTICLE II
RESTRICTIONS ON TRANSFERS

2.1

Permitted Transfers.  Any Transfer of shares of Company Stock by any Security Holder shall comply with Sections 2.2, 2.3, 2.4 and 2.5; provided, however, that Section 2.5 shall not apply to:  (a) the Transfer of shares by any Warrant Holder to or among any Affiliate of such Warrant Holder or any Person holding (as of the date hereof) an investment or other equity interest or interest as a beneficiary in such Warrant Holder, directly or indirectly, (b) the Transfer of shares by the Majority Equity Sponsor to or among any Affiliate of the Majority Equity Sponsor or any shareholders, members or directors of any Majority Equity Sponsor, and the Transfer of shares by any Majority Equity Sponsor to a spouse, children, grandchildren or other living descendants of any shareholder, member or director of any Majority Equity Sponsor, or to a trust of which there are no principal (i.e., corpus) beneficiaries other than the shareholder, member or director and/or his or her spouse, children, grandchildren or other living descendants, and provided that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust’s assets without court approval, (c) the Transfer of shares by any Security Holder to or among his or her spouse, children, grandchildren or other living descendants, or to a trust of which there are no principal (i.e., corpus) beneficiaries other than the grantor and/or his or her spouse, grandchildren or other living descendants, and provided that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust’s assets without court approval, (d) the Transfer of shares to the Company in connection with the Company’s exercise of a “call” or repurchase right by the Company in connection with the termination of an employment relationship or otherwise and (e) the Transfer of any shares by a Warrant Holder to any other Warrant Holder.  Transferees to whom Transfers are permitted pursuant to this Section 2.1 are referred to herein as “Permitted Transferees.”  Unless in compliance with this Section 2.1 and with Sections 2.2, 2.3, 2.4 and 2.5, no Permitted Transferee may further effect or allow a Transfer of such shares to any Person other than the Person from whom the shares were received or another Permitted Transferee of the Person from whom the shares were received.

2.2

Compliance with Securities Laws.  No Security Holder shall Transfer any shares of Company Stock unless the Transfer is pursuant to an effective registration statement under the Securities Act or a valid exemption from registration under the Securities Act and in compliance with any other applicable federal securities laws and state securities or “blue sky” laws.

2.3

Recordation.  The Company shall not record upon its books any Transfer of shares of Company Stock held or owned by any of the Security Holders to any other Person except Transfers in accordance with this Agreement.

2.4

Obligations of Transferees.  No Transfer of shares of Company Stock by Security Holders otherwise permitted pursuant to this Agreement shall be effective unless (x) the Transferee (including a Permitted Transferee pursuant to Section 2.1) shall have executed an appropriate document in form and substance reasonably satisfactory to the Company confirming that (i) the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its Transferor was bound by and entitled to the benefits of such provisions and (ii) such shares shall bear legends, substantially in the forms required by Section 2.6, and (y) such document shall have been delivered to and approved by the Company prior to such Transferee’s acquisition of such shares.

2.5

Tag-Along Rights.

2.5.1

Sale Notice.  If, prior to the consummation of a Qualified IPO, any Security Holder (an “Offeror Security Holder”) proposes to sell any of the Company Stock owned by it to any Person or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (a “Proposed Transferee”) in any case other than a Transfer to a Permitted Transferee, then the Offeror Security Holder shall first give written notice (the “Sale Notice”) to the Warrant Holders and their Affiliates, as applicable, that hold Company Stock (each, an “Eligible Holder”) and to the Company.  Each such notice shall state that the Offeror Security Holder desires to make such sale, referring to Section 2.5 of this Agreement, and shall specify (x) the number of shares of Company Stock proposed to be sold by the Offeror Security Holder pursuant to the offer (the “Offer Shares”), and (y) the identity of the proposed purchaser, the price, the form of consideration and the material terms (collectively, the “Offer Terms”) pursuant to which such sale is proposed to be made, including, without limitation, any indemnification obligations of the Offeror Security Holder.

2.5.2

Elections.  Within fourteen (14) days of the date of receipt of the Sale Notice, each Eligible Holder electing to sell shares to the Proposed Transferee on the Offer Terms (a “Tag-Along Seller”) shall deliver to the Offeror Security Holder and the Company a written notice making such election and specifying the number of shares sought to be sold (such Tag-Along Seller’s “Tag-Along Shares”).

2.5.3

Allocations.  If the sum of the number of Offer Shares and the number of all Tag-Along Shares (such sum, the “Total Offer Shares”) is less than or equal to the actual number of shares that the Proposed Transferee agrees to purchase, then each Eligible Holder making a Tag-Along Election may sell all of its Tag-Along Shares, and the Offeror Security Holder may sell all of its Offer Shares, to the Proposed Transferee on the Offer Terms.  If the number of Total Offer Shares exceeds the actual number of shares that the Proposed Transferee agrees to purchase, then (a) the right of each Tag-Along Seller and the Offeror Security Holder to sell shares to the Proposed Transferee on the Offer Terms shall be allocated according to its respective Pro Rata Portion (measured as of the date of the Sale Notice) and (b) the transaction with the Proposed Transferee shall not proceed unless the Proposed Transferee agrees to purchase shares from the Tag-Along Sellers and the Offeror Security Holder in accordance with such allocation. “Pro Rata Portion” shall mean, with respect to the Offeror Security Holder or a Tag-Along Seller, a fraction, (x) the numerator of which is the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of any convertible securities or exercise of warrants) held by the Offeror Security Holder or Tag-Along Seller, as applicable, and (y) the denominator of which is the sum of the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of any convertible securities or exercise of warrants) held by all Tag-Along Sellers plus the number of shares of shares of Common Stock (including shares of Common Stock issuable upon conversion of convertible securities or exercise of warrants) held by the Offeror Security Holder.

2.5.4

Seller’s Rights to Transfer.  A sale to a Proposed Transferee pursuant to Section 2.5 shall only be consummated if the Proposed Transferee shall purchase, on the Offer Terms, not later than 90 days following the date of the Sale Notice, a number of shares equal to or exceeding the number of Offer Shares.  After such 90 day period, any such sale will again be subject to the notice and other requirements of this Section 2.5.

2.6

Additional Provisions Relating to Restrictions on Transfers.

2.6.1

Legends.  Each of the Security Holders hereby agrees that each outstanding certificate representing shares of Company Stock held or owned by such Security Holder or its Transferee, and issued prior to the date when the applicable restrictions are terminated pursuant to Section 2.6.3, shall bear endorsements reading substantially as follows:

(a)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER SECURITIES LAWS OF ANY STATE AND MAY NOT BE

TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A SECURITY HOLDERS AGREEMENT DATED AS OF DECEMBER 6, 2007 AND A REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 6, 2007, AS EITHER MAY BE AMENDED FROM TIME TO TIME.  COPIES OF EACH AGREEMENT MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF THIS SECURITY.  NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENTS.

2.6.2

Copy of Agreement.  A copy of this Agreement shall be filed with the corporate secretary of the Company and kept with the records of the Company and shall be made available for inspection by any Security Holder of the Company at the principal executive offices of the Company.

2.6.3

Termination of Restrictions.  The restrictions referred to in the endorsement required pursuant to Section 2.6.1(a) shall cease and terminate as to any particular shares of Company Stock when the Company determines that such restriction is no longer required in order to assure compliance with the Securities Act. The restriction referred to in the endorsement required pursuant to Section 2.6.1(b) shall cease and terminate as to any particular shares of Company Stock when the Company reasonably determines that the provisions of this Agreement are no longer applicable to such shares or this Agreement shall have terminated in accordance with its terms.

ARTICLE III

PREEMPTIVE RIGHTS

3.1

Preemptive Rights.  Prior to a Qualified IPO and for so long as a Warrant Holder and/or its Affiliates (or its or their Permitted Transferees, as applicable) collectively own at least 20 percent (20%) of the Warrants issued to the Warrant Holder on the date hereof or a corresponding amount of Company Stock, each time the Company proposes to offer any shares of, or any securities convertible into or exercisable for any shares of any class of its capital stock (“New Stock”), the Company shall first make an offering of such New Stock to such Warrant Holder and its Affiliates (or its or their Permitted Transferees, as applicable) in accordance with the following provisions:

3.1.1

Notice to Holders of Intention to Sell.  The Company shall deliver a notice (the “Investor Notice”) to such Warrant Holder and its Affiliates, as applicable, (or its or their Permitted Transferees, as applicable) stating (i) its bona fide intention to offer such New Stock, (ii) the number of shares of such New Stock to be offered, and (iii) the terms upon which it proposes to offer such New Stock.  The Investor Notice shall be delivered by the Company no less than 15 business days prior to the proposed date of the sale of New Stock.

3.1.2

 Election to Purchase and Consummation.  Within 15 business days after delivery of the Investor Notice, such Warrant Holder and/or its Affiliates (or its or their Permitted Transferees, as applicable) may elect to purchase its pro rata portion, on a fully diluted, as converted basis, of such New Stock on the same terms and conditions offered or provided by the Company to third-party purchasers of the New Stock.  If such Warrant Holder and/or its Affiliates (or its or their Permitted Transferees, as applicable) elects to purchase any such New Stock, such Warrant Holder and its Affiliates, as applicable (or its or their Permitted Transferees, as applicable), and the Company shall enter into a stock purchase agreement containing the same terms and conditions as the stock purchase agreement to be entered into between the Company and the third-party purchasers.  The Warrant Holder and any of its Affiliates (or its or their Permitted Transferees, as applicable) electing to purchase shares of New Stock shall deliver payment (or other consideration) for such shares, and the Company shall issue and deliver such shares in consideration of such payment at the closing of the sale of the New Stock to the third-party purchasers.  The rights set out in this Section 3.1.2 will terminate immediately prior to the closing of a Qualified IPO.

3.1.3

Sale of the Remaining Portion.  The Company may, during the forty-five (45) calendar day period following the expiration of the period provided in Section 3.1.2 offer any remaining unsubscribed portion of the New Stock (the “Available Shares”) to any Person or Persons upon terms not more favorable to the offeree than those specified in the Investor Notice.  If the Company does not enter into an agreement for the sale of such portion of the New Stock within such period, or if such agreement is not consummated within 60 calendar days of the execution thereof, the rights provided in this Section 3.1.3 shall be deemed to be revived and such New Stock shall not be offered unless first reoffered to the such Warrant Holder and its Affiliates, as applicable, (or its or their Permitted Transferees, as applicable), in accordance herewith.

3.2

Excluded Transactions.  The rights set forth in this Section 3.2 shall not be applicable to: (i) up to an aggregate of 26,879,946 shares (as such shares are presently constituted, subject to proportional adjustment for any stock split or combination or reclassification) of Common Stock (or options, warrants or rights therefor) issued or issuable to employees, officers or directors of, or contractors, consultants or advisers to, the Company pursuant to the Company’s equity incentive or benefits plan approved by the Board, (ii) up to an aggregate of 13,439,973 shares (as such shares are presently constituted, subject to proportional adjustment for any stock split or combination or reclassification) of Common Stock (or options, warrants or rights therefor) issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board, (iii) shares of Common Stock issued or issuable upon the conversion of shares of the Company’s Series A Convertible Preferred Stock, (iv) up to an aggregate of 13,439,973 shares (as such shares are presently constituted, subject to proportional adjustment for any stock split or combination or reclassification) of Common Stock (or options, warrants or rights therefor) issued to in connection with strategic collaborations, development agreements or licensing transactions, the terms of which are approved by the Board, (v) the issuance of capital stock or rights to acquire capital stock

(provided that such issuance does not result in a Change of Control of the Company) issued in connection with the acquisition by the Company of substantially all of the assets or capital stock of another Person, the terms of which are approved by the Board, (vi) stock splits, stock dividends or other similar transactions and (vii) participation in a Qualified IPO.

ARTICLE IV
INFORMATION OBLIGATIONS

4.1

Basic Financial Information.  The Company covenants and agrees that, commencing on the date of this Agreement, for so long as the Warrant Holders, their Permitted Transferees and/or their respective Affiliates hold Company Stock or any other securities of the Company, it will furnish to the Warrant Holders, their Permitted Transferees and their respective Affiliates, as applicable:

4.1.1

as soon as available and in any event within 45 days after the end of each fiscal quarter of the Company and its subsidiaries commencing with the first fiscal quarter of the Company ending after the date of this Agreement, (A) consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Company and its subsidiaries, (B) consolidating balance sheets, consolidating statements of operations and retained earnings and consolidating statements of cash flows of the Company and each of its subsidiaries, and (C) management’s narrative discussing the results for such period and forecasting any identifiable trend, in each case, as at the end of such quarter, and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail, certified by an authorized officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its subsidiaries, as of the end of such quarter and the results of operations and cash flows of the Company and its subsidiaries, for such quarter;

4.1.2

as soon as available, and in any event within 90 days after the end of each fiscal year, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Company and its subsidiaries as at the end of such fiscal year, setting forth in comparative form the corresponding figures for the immediately preceding fiscal, all in reasonable detail and prepared in accordance with generally accepted accounting principles, including management’s discussion and analysis, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards of the Company’s independent accountants (which opinion shall be without (A) a “going concern” or like qualification, modification or exception, or (B) any qualification or exception as to the scope of such audit);

4.1.3

as soon as available, and in any event within 30 days after the end of each calendar month commencing with the first calendar month of the Company and its subsidiaries ending after the date of this Agreement, a “flash report” for such month setting forth in reasonable detail revenue, expenses (itemizing operating expenses and SG&A), capital expenditures and EBITDA, consolidated for the Company and its subsidiaries and by segment; and

4.1.4

(A) as soon as available, and in any event at least 30 days prior to the commencement of each fiscal year, an annual operating plan and budget for such fiscal year for the Company and its subsidiaries and (B) promptly upon preparation, any amendments to such annual operating plans and budgets.

ARTICLE V
DEFINITIONS

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” of a Person shall mean a Person directly or indirectly controlled by, controlling or under common control with such Person, including, without limitation, managed accounts.

“Agreement” shall have the meaning ascribed to it in Introduction hereto.

“Board” shall mean the Board of Directors of the Company.

“Common Stock” shall have the meaning ascribed to it in the Introduction hereto.

“Company” shall have the meaning ascribed to it in the Introduction hereto.

“Company Stock” shall have the meaning ascribed to it in the Recitals hereto.

“Eligible Holder” shall have the meaning ascribed to it in Section 2.5.1 hereof.

 “First Lien Note” shall have the meaning ascribed to it in the Introduction hereto.

“First Lien Notes Purchase Agreement” shall have the meaning ascribed to it in the Recitals hereto.

 “Majority Equity Sponsor” means, collectively, PET Capital Partners LLC, PET Capital Partners II LLC, Absolute Europe Fund, NAFT Ventures I, LLC and their respective managers, principals and Affiliates.

“Offer Shares” shall have the meaning ascribed to it in Section 2.5.1 hereof.

“Offer Terms” shall have the meaning ascribed to it in Section 2.5.1 hereof.

“Offeror Security Holder” shall have the meaning ascribed to it in Section 2.5.1 hereof.

“Other Equity Holders” shall have the meaning ascribed to it in the Introduction hereto.

“Permitted Transferees” shall have the meaning ascribed to it in Section 2.1 hereof.

“Person” shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

“Pro Rata Portion” shall have the meaning ascribed to it in Section 2.5.2 hereof.

“Proposed Transferee” shall have the meaning ascribed to it in Section 2.5.1 hereof.

“Qualified IPO” shall mean an underwritten initial public offering of shares of Common Stock pursuant to a registration statement under the Securities Act with either (i) aggregate gross proceeds to the Company of at least $25,000,000 or (ii) an implied pre-money equity value of the Company of at least $100,000,000.

“Required First Lien Note Holders” shall have the meaning set forth in Section 1.01 of the First Lien Notes Purchase Agreement.

“Required Sellers’ Secured Note Holders” shall have the meaning set forth in Section 1.01 of the Sellers’ Securities Agreement.

“Sale Notice” shall have the meaning ascribed to it in Section 2.5.1 hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Sellers’ Secured Notes” shall have the meaning ascribed to it in the Introduction hereto.

“Sellers’ Securities Agreement” shall have the meaning ascribed to it in the Recitals hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Holder” and “Security Holders” shall have the meaning ascribed to such terms in the Introduction hereto.

“Tag-Along Sellers” shall have the meaning ascribed to it in Section 2.5.1 hereof.

“Tag-Along Shares” shall have the meaning ascribed to it in Section 2.5.2 hereof.

“Total Offer Shares” shall have the meaning ascribed to it in Section 2.5.2 hereof.

“Transfer” shall mean to sell, assign, pledge or encumber or otherwise transfer or convey, directly or indirectly, whether or not for consideration.

“Transferee” shall mean any Person to whom a Transfer is made, regardless of the method of Transfer.

“Transferor” shall mean any Person by whom a Transfer is made, regardless of the method of Transfer.

“Warrant” shall have the meaning ascribed to it in the Introduction hereto.

“Warrant Holders” shall have the meaning ascribed to it in the Introduction hereto.

ARTICLE VI
MISCELLANEOUS

6.1

Effectiveness; Term.

(a)

This Agreement shall become effective simultaneously with the consummation of the transactions contemplated by the First Lien Notes Purchase Agreement and the Sellers’ Securities Agreement.

(b)

This Agreement shall terminate upon the occurrence of a Qualified IPO.

6.2

Ownership.  Each Security Holder represents and warrants that (a) he, she or it now owns his, her or its shares of Company Stock free and clear of liens or encumbrances (except as contemplated by this Agreement and the agreements referenced herein), and (b) he, she or it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Security Holder enforceable in accordance with its terms.

6.3

No Voting or Conflicting Agreements.  Other than as set forth herein, no Security Holder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to Company Stock nor, at any time, shall any Security Holder enter into any stockholder agreements or arrangements of any kind with any Person with respect to the Company Stock inconsistent with the provisions of this Agreement.

6.4

Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.  Any remedy under this Section 6.4 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

6.5

Notices.  All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, by overnight courier or by first-class mail, postage prepaid and either certified or registered, in either case, return receipt requested, or by telecopy, addressed to the Company at its principal offices and to the other parties at their addresses reflected on the signature pages hereto.  Each party hereto, by written notice given to the other parties hereto in accordance with this Section 6.5, may change the address to which notices, statements, instructions or other documents are to be sent to such party.  All notices, statements, instructions and other documents hereunder that are mailed or telecopied shall be deemed to have been given on the date of mailing or, in the case of telecopying, upon confirmation of receipt.

6.6

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. The Company shall not permit the transfer of any shares of Company Stock on its books or issue a new certificate representing any shares of Company Stock unless and until the person to whom such shares of Company Stock are transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Security Holder.  This Agreement shall be effective and binding upon the parties hereto upon the execution hereof by PET Capital Partners LLC, PET Capital Partners II LLC, Marc H. Bell, Daniel C. Staton, Absolute Return Europe Fund, Florescue Family Corporation and the Warrant Holders.  This Agreement will be binding upon other holders of the Company Stock only at such time as such holders agree in writing to become a party to, and be bound by, this Agreement.

6.7

Recapitalizations and Exchanges Affecting Company Stock.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Company Stock, to any and all shares of capital stock or equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Company Stock, or which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.  Upon the occurrence of any of such events, numbers of shares and amounts hereunder and any other appropriate terms shall be appropriately adjusted, as determined in good faith by the Board.

6.8

Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any shares of Company Stock by reason of any stock dividend, stock split, consolidation of shares, reclassification, reorganization or consolidation involving the Company, such shares or securities shall be deemed to be Company Stock for purposes of this Agreement.

6.9

Governing Law.  This Agreement shall be governed and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

6.10

Descriptive Headings, Etc.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.  Unless the context of this Agreement otherwise requires, references to “hereof,” “herein,” “hereby,” “hereunder” and similar terms shall refer to this entire Agreement.

6.11

Amendment or Waiver.  This Agreement may be amended (or the provisions of this Agreement waived) only by an instrument in writing signed by (i) the Company, (ii)  the Warrant Holders and/or their Permitted Transferees, as applicable, and (iii) the Majority

Equity Sponsor.  Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional parties as “Other Equity Holders.”

6.12

Severability.  If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.  Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.  Without limiting the foregoing, to the extent any term or provision of this Agreement is inconsistent with applicable state laws governing the qualification or registration of securities, such term or provision shall automatically be deemed to be amended to the minimum degree necessary to comply with such laws.

6.13

Complete Agreement; Counterparts.  This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof.  Nothing contained in this Agreement shall be interpreted so as to limit any restrictions on the ownership or Transfer of shares contained in any other agreement between the Company or any of its Affiliates and any Security Holder.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

6.14

Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys’ fees.

6.15

Waiver.  No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

6.16

No Third Party Beneficiaries.  The provisions of this Agreement shall be only for the benefit of the parties to this Agreement, and no other Person shall have any third party beneficiary or other right hereunder.

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The parties below have executed the SECURITY HOLDERS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

PENTHOUSE MEDIA GROUP INC.

6800 Broken Sound Parkway

Boca Raton, FL 33487

By:/s/ Daniel C. Staton

Print Name:  Daniel C. Staton

Title:  Chairman

SECURITY HOLDERS:

PET CAPITAL PARTNERS LLC

6800 Broken Sound Parkway

Boca Raton, FL 33487

By:  NAFT Ventures I LLC, Managing Member

By:/s/ Marc H. Bell

Name: Marc H. Bell

Title: Managing Member

[signatures continue on following page]

PET CAPITAL PARTNERS II LLC

6800 Broken Sound Parkway

Boca Raton, FL 33487

By: /s/ Marc H. Bell

Name: Marc H. Bell

Title: Managing Member

By: PET Capital Partners LLC, Attorney-in-Fact

By: NAFT Ventures I LLC, Managing Member

By: /s/ Marc H. Bell

Name:  Marc H. Bell

Title:  Managing Member

/s/ Marc H. Bell

Marc H. Bell

6800 Broken Sound Parkway

Boca Raton, FL 33487

/s/ Daniel C. Staton

Daniel C. Staton

6800 Broken Sound Parkway

Boca Raton, FL 33487

[signatures continue on following page]

PET CAPITAL PARTNERS II LLC

6800 Broken Sound Parkway

Boca Raton, FL 33487

By: _______________________________

Name: Marc H. Bell

Title: Managing Member

ABSOLUTE RETURN EUROPE FUND LIMITED

By: /s/ Glenn Kennedy___________________

Name: Glenn Kennedy

Title: authorized signatory

FLORESCUE FAMILY CORPORATION

By:

__________________________________

Name: Barry Florescue

Title: President

______________________________________

Marc H. Bell

6800 Broken Sound Parkway

Boca Raton, FL 33487

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PET CAPITAL PARTNERS II LLC

6800 Broken Sound Parkway

Boca Raton, FL 33487

By: _______________________________

Name: Marc H. Bell

Title: Managing Member

ABSOLUTE RETURN EUROPE FUND LIMITED

_______________________________

_______________________________

By: PET Capital Partners LLC, Attorney-in-Fact

By: NAFT Ventures I, LLC, Managing Member

By: ___________________

Name: Marc H. Bell

Title: Managing Member

FLORESCUE FAMILY CORPORATION

By:

/s/ Barry Florescue

Name: Barry Florescue

Title: President

______________________________________

Marc H. Bell

6800 Broken Sound Parkway

Boca Raton, FL 33487

[signatures continue on following page]

ANDREW B. CONRU TRUST AGREEMENT

116 El Nido

Portola Valley, CA  94028

By: /s/ Andrew B. Conru

Name:  Andrew B. Conru

Title:   Trustee

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[Signature Page to Security Holders Agreement]

MAPSTEAD TRUST, created on April 16,

2002

c/o Lars Mapstead

180 Horizon Way

Aptos, CA  95003

By: /s/ Lars Mapstead

Name: Lars Mapstead

Title:  Trustee

By: /s/ Marin A. Mapstead

Name: Marin A. Mapstead,

Title:   Trustee

[signatures continue on following page]

[Signature Page to Security Holders Agreement]

MARC H. BELL

6800 Broken Sound Parkway, Suite 200

Boca Raton, FL 33487

/s/ Marc H. Bell

[Signature Page to Security Holders Agreement]

STATON FAMILY INVESTMENTS, LTD.

312 Walnut Street, Suite 1151

Cincinnati, OH 45202

By: /s/ Daniel C. Staton

Name: Daniel C. Staton

Title:

[Signature Page to Security Holders Agreement]

SATELITE SENIOR INCOME FUND,

LLC

623 Fifth Avenue, 19th floor

New York, NY  10022

By: Satellite Asset Management, LP.,

Its Investment Manager

By: /s/ Simon Raykher

Name: Simon Raykher

Title:   General Counsel

[signatures continue on following page]

[Signature Page to Security Holders Agreement]

ROCK/VIEW TRADING, LTD.

c/o RockView Capital

900 Third Avenue

New York, NY  10022

By: /s/ Kevin Schweitzer

Name: Kevin Schweitzer

Title:   Chief Investment Officer,

Rock View Management, LLC

[signatures continue on following page]

[Signature Page to Security Holders Agreement]

CAMOFI MASTER LDC

350 Madison Ave.

New York, NY  10017

By: /s/ Richard Smithline

Name: Richard Smithline

Title:   Director

CAMHZN MASTER LDC

350 Madison Ave.

New York, NY  10017

By: /s/ Richard Smithline

Name: Richard Smithline

Title:   Director

[Signature Page to Security Holders Agreement]

VISIUM LONG BIAS OFFSHORE FUND, LTD.

By: Visium Asset Management, LLC, its Investment Advisor

950 Third Avenue 29th Fl.

New York, NY  10022

By: /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:   Member and Chief Compliance Officer of Visium Asset Management, LLC.

VISIUM LONG BIAS FUND, LP.

By: Visium Asset Management, LLC, its Investment Advisor

950 Third Avenue 29th Fl.

New York, NY  10022

By: /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:   Member and Chief Compliance Officer of Visium Asset Management, LLC.

VISIUM BALANCED OFFSHORE FUND, LTD.

By: Visium Asset Management, LLC, its Investment Advisor

950 Third Avenue 29th Fl.

New York, NY  10022

By: /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:   Member and Chief Compliance Officer of Visium Asset Management, LLC.

[signatures continue on following page]

[Signature Page to Security Holders Agreement]

VISIUM BALANCED FUND, LP

By: Visium Asset Management, LLC, its Investment Advisor

950 Third Avenue 29th Fl.

New York, NY  10022

By: /s/ Mark Gottlieb

Name: Mark Gottlieb

Title:   Member and Chief Compliance Officer of Visium Asset Management, LLC

[signatures continue on following page]

[Signature Page to Security Holders Agreement]

DEL MAR MASTER FUND LTD.

By:  Del Mar Asset Management, L.P.

711 Fifth Avenue, 5th Floor

New York, NY  10022

By: /s/ Marc V. Simons

Name: Marc V. Simons

Title:   Director

[Signature Page to Security Holders Agreement]

EPIC DISTRESSED DEBT OPPORTUNITY MASTER FUND, LTD.

c/o Epic Asset Management

One Bridge Plaza, Suite 265

Fort Lee, NJ  07024

By: /s/ Herbert Seif

Name: Herbert Seif

Title:   Director

By: /s/ James Duplessie

Name: James Duplessie

Title:   Managing Member, Epic Asset Management

[Signature Page to Security Holders Agreement]

IMPERIAL CAPITAL, LLC

By: /s/ Mark Martis

Name: Mark Martis

Title:   Chief Operating Officer

[Signature Page to Security Holders Agreement]

EXHIBIT A

FIRST LIEN WARRANT HOLDERS

Name	Shares of Common Stock Issuable Upon Exercise
Satellite Senior Income Fund, LLC	32,724,439
Epic Distressed Debt Opportunity Master Fund, LTD	3,926,933
Del Mar Master Fund, Ltd.	3,272,444
Rock/View Trading, Ltd.	2,290,711
CAMOFI Master LDC	2,536,144
CAMHZN Master LDC	409,055
Visium Long Bias Offshore Fund, Ltd.	482,847
Visium Long Bias Fund, LP	161,656
Visium Balanced Offshore Fund, Ltd.	672,507
Visium Balanced Fund, LP	319,211
Marc H. Bell	1,686,827
Staton Family Investments, Ltd.	1,686,827
Imperial Capital, LLC	306,159
Andrew B. Conru Trust Agreement	30,706,195
Mapstead Trust, created April 16, 2002	3,030,340

EXHIBIT B

SECOND LIEN WARRANT HOLDERS

Name	Shares of Common Stock Issuable Upon Exercise
Andrew B. Conru Trust Agreement, Andrew B. Conru, Trustee	21,625,418
Mapstead Trust, created on April 16, 2002, Lars Mapstead and Marin A. Mapstead, Trustees	2,134,175

EXHIBIT C

STOCK HOLDERS

Name	Shares of Common Stock
PET Capital Partners LLC	29,162,600 voting common stock
Marc H. Bell	1,958,500 voting common stock 1,041,400 non-voting common stock
Daniel C. Staton	29,668,100 voting common stock 1,041,400 non-voting common stock
Absolute Return Europe Fund	5,177,200 voting common stock 7

SCHEDULE I

LIST FIRST LIEN NOTE HOLDERS

Satellite Senior Income Fund, LLC
Epic Distressed Debt Opportunity Master Fund, Ltd
Del Mar Master Fund, Ltd.
Rock/View Trading, Ltd.
Camofi Master LDC
Camzhn Master LDC
Visium Long Bias Offshore Fund, Ltd.
Visium Long Bias Fund, LP
Visium Balanced Offshore Fund, Ltd.
Visium Balanced Fund, LP
Marc H. Bell
Staton Family Investments, Ltd.
Imperial Capital, LLC
Andrew B. Conru Trust Agreement
Mapstead Trust, created April 16, 2002
Imperial Capital, LLC

SCHEDULE II

LIST SELLERS’ SECURED NOTE HOLDERS

Andrew B. Conru Trust Agreement, Andrew B. Conru Trustee
Mapstead Trust created on April 16, 2002, Lars Mapstead and Marin A. Mapstead Trustees